Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	January 25, 2023

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Record Earnings for 2022

Michigan City, Indiana, January 25, 2023 (GLOBE NEWSWIRE) — (NASDAQ GS: HBNC) — Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three and twelve months ended December 31, 2022.

“Horizon closed 2022 with record annual earnings reflecting continued strong growth in commercial and consumer loans through the fourth quarter, solid asset quality metrics and continued disciplined expense management,” Chairman and CEO Craig M. Dwight said. “We have continued to produce consistent and strong returns with ROAA of 1.24% and ROATE of 18.33% for 2022. As we enter 2023, we believe we are well–positioned with talent, technology and solid pipelines to continue to support our loan growth goals for the year, and focus on reinvesting our cash flows into higher yielding assets. Our well diversified balance sheet and low credit risk profile has performed well through previous economic cycles and, given the strong markets we operate in, we expect similar performance throughout the current economic cycle.”

Fourth Quarter and Full Year 2022 Highlights

•Return on average assets (“ROAA”) was 1.24% for the year ended 2022.

•Return on average tangible equity was 18.33% for the year ended 2022.

•Total loans grew 13.4% year–to–date and 12.8% annualized during the fourth quarter.

•Commercial loans grew to a record $2.42 billion, up 13.4% year–to–date and 10.8% annualized during the fourth quarter.

•Consumer loans grew to a record $967.8 million, up 30.6% year–to–date and 21.0% annualized during the fourth quarter.

•Asset quality remained solid with total loan delinquency at 0.26% of total loans, net charge–offs to average loans of 0.01% and non–performing loans to total loans at 0.52%.
•Total deposits remained strong increasing $26.9 million during the quarter at an average cost of 71 basis points and $54.8 million year–to–date at an average cost of 30 basis points.

•Fourth quarter net interest income was $48.8 million compared to $51.9 million in the previous quarter. Lower loan fees, less purchase accounting accretion and higher dealer reserve amortization represented $2.2 million of this decrease.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
•An accounting revision was made to amounts reported in previously issued financial statements covering the third quarter of 2022 related to immaterial errors discovered in the fourth quarter of 2022. The errors relate to the inclusion of the dealer reserve amortization expense in loan expense in non–interest expenses for the third quarter of 2022 rather than loan interest income. The previously issued financial statements for the three and nine months dated September 30, 2022 have been revised to correct this error, which resulted in lowering both interest income and non–interest expense by $1.5 million for the quarter and lowering net interest margin by ten basis points from the historical presentation of these amounts (See Exhibit 1 – Revision of Previously Issued Financial Statements for details). All periods presented reflect this adjustment, and there was no impact to net income.

•Non–interest income increased by 4.8% from $10.2 million to $10.7 million from the third quarter to the fourth quarter of 2022.

•Non-interest expense was $35.7 million in the quarter, or 1.84% of average assets on an annualized basis, compared to $36.8 million, or 1.91%, in the third quarter of 2022. Year–to–date non–interest expense continued to be well managed at $143.2 million, or 1.90% of average assets.

•Net income totaled $21.2 million, compared to $23.8 million in the third quarter and $21.4 million in the prior year period. Diluted earnings per share (“EPS”) was $0.48 compared to $0.55 for the third quarter of 2022 and $0.49 for the fourth quarter of 2021.

•The Bank’s capital position continues to be robust with leverage and risk based capital ratios of 9.55% and 13.59%, respectively. The annualized dividend yield was 4.24% as of December 31, 2022.

Summary

	For the Three Months Ended
	December 31,	September 30,	December 31,
Net Interest Income and Net Interest Margin	2022	2022	2021
Net interest income	$48,782	$51,861	$48,477
Net interest margin	2.85%	3.04%	2.87%
Adjusted net interest margin	2.83%	2.99%	2.77%

“Horizon's net interest income of approximately $48.8 million in the fourth quarter was a reduction from the third quarter due to rapidly rising short term interest rates, some lag in repricing adjustable rate loans and lower fee and non–interest related income. In addition, Horizon's deposit betas increased at a faster pace in the fourth quarter due to the magnitude and velocity of the Federal Reserve Bank's Open Market Committee raising the targeted federal funds rate. We expect funding costs to stabilize in 2023 as the Federal Reserve Bank tempers the velocity of future rate increases,” Mr. Dwight commented.

	For the Three Months Ended
	December 31,	September 30,	December 31,
Asset Yields and Funding Costs	2022	2022	2021
Interest earning assets	3.88%	3.58%	3.11%
Interest bearing liabilities	1.29%	0.69%	0.31%

	For the Three Months Ended
Non–interest Income and	December 31,	September 30,	December 31,
Mortgage Banking Income	2022	2022	2021
Total non–interest income	$10,674	$10,188	$12,828
Gain on sale of mortgage loans	1,196	1,441	4,167
Mortgage servicing income net of impairment	637	355	300

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

	For the Three Months Ended
	December 31,	September 30,	December 31,
Non–interest Expense	2022	2022	2021
Total non–interest expense	$35,711	$36,816	$37,871
Annualized non–interest expense to average assets	1.84%	1.91%	2.01%

	For the Three Months Ended
	December 31,	September 30,	December 31,
Credit Quality	2022	2022	2021
Allowance for credit losses to total loans	1.21%	1.27%	1.48%
Non–performing loans to total loans	0.52%	0.47%	0.52%
Percent of net charge–offs to average loans outstanding for the period	0.01%	0.00%	0.04%

Allowance for	December 31,	Net Reserve				December 31,
Credit Losses	2022	4Q22	3Q22	2Q22	1Q22	2021
Commercial	$32,445	$(1,361)	$(996)	$(2,987)	$(2,986)	$40,775
Retail Mortgage	5,577	440	715	71	495	3,856
Warehouse	1,020	(4)	(43)	12	(4)	1,059
Consumer	11,422	20	(657)	2,746	717	8,596
Allowance for Credit Losses (“ACL”)	$50,464	$(905)	$(981)	$(158)	$(1,778)	$54,286
ACL / Total Loans	1.21%					1.48%
Acquired Loan Discount (“ALD”)	$6,279	$(308)	$(619)	$(1,122)	$(769)	$9,097

“We continued to report solid asset quality metrics, including low net charge–offs and modest levels of non–performing loans to total loans. Asset quality continued to remain a hallmark of our franchise and a credit to our seasoned loan underwriters”, said Mr. Dwight.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Exhibit 1 – Revision of Previously Issued Financial Statements

We have revised amounts reported in previously issued financial statements for our third quarter 2022 results reflected in this press release related to immaterial errors. Subsequent to the third quarter of 2022, the Company’s management determined that the dealer reserve amortization expense was incorrectly included in loan expense in non–interest expenses rather than loan interest income. In addition, the dealer reserve asset was incorrectly included with other assets on the balance sheet rather than included with loans. As a result, loan interest income for the three and nine months ended September 30, 2022 has been revised to include dealer reserve amortization expense, and we have reversed the impact of the inclusion of the dealer reserve amortization expense in loan expense in non–interest expenses for the three and nine months ended September 30, 2022 and for all other prior periods presented. This revision for the third quarter reduced both loan interest income and loan expense by $1.5 million, and lowered the net interest margin by ten basis points from the amounts previously reported in the interim condensed consolidated statements of income for the three and nine months ended September 30, 2022. Our financial statements for the quarter and year ended December 31, 2022 and December 31, 2021 set forth in this press release reflect the inclusion of the dealer reserve amortization expense in loan interest income for those periods.

We evaluated the aggregate effects of the errors to our previously issued financial statements in accordance with SEC Staff Accounting Bulletins No. 99 and No. 108 and, based upon quantitative and qualitative factors, determined that the errors were not material to the previously issued financial statements and disclosures included in our Quarterly Reports on Form 10–Q for the quarterly period ended September 30, 2022.

	Three Months Ended
	December 31,			December 31,
	2022			2021
	Without Dealer Reserve Change	Dealer Reserve Change	Actual	Pre Revision	Revision	Post Revision
Balance Sheet
Loans, net of allowance for credit losses	$4,089,370	$18,164	$4,107,534	$3,590,331	$13,917	$3,604,248
Other assets	157,445	(18,164)	139,281	80,753	(13,917)	66,836
Total assets	7,872,518	—	7,872,518	7,411,889	—	7,411,889

Income Statement
Interest income	69,211	(2,024)	67,187	54,118	(1,499)	52,619
Net interest income	50,806	(2,024)	48,782	49,976	(1,499)	48,477
Non–interest expense	37,735	(2,024)	35,711	39,370	(1,499)	37,871
Net income	21,165	—	21,165	21,425	—	21,425

Average Balance Sheet
Loans	4,019,744	18,912	4,038,656	3,630,896	13,792	3,644,688
Interest earning assets	7,073,068	18,912	7,091,980	6,938,258	13,792	6,952,050
Other assets	599,786	(18,912)	580,874	477,352	(13,792)	463,560
Total assets	$7,718,366	$—	$7,718,366	$7,461,343	$—	$7,461,343

Other Financial Information
Average rate on loans	5.22%	(0.20)%	5.02%	4.52%	(0.18)%	4.34%
Average rate on interest earning assets	4.01	(0.13)	3.88	3.20	(0.09)	3.11
Net interest spread	2.72	(0.13)	2.59	2.89	(0.09)	2.80
Net interest margin	2.97	(0.12)	2.85	2.97	(0.10)	2.87
Efficiency ratio	61.38	(1.32)	60.06	62.69	(0.92)	61.77
Non–interest expense to average assets	1.94%	(0.10)%	1.84%	2.09%	(0.08)%	2.01%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

	Twelve Months Ended
	December 31,			December 31,
	2022			2021
	Without Dealer Reserve Change	Dealer Reserve Change	Actual	Pre Revision	Revision	Post Revision
Balance Sheet
Loans, net of allowance for credit losses	$4,089,370	$18,164	$4,107,534	$3,590,331	$13,917	$3,604,248
Other assets	157,445	(18,164)	139,281	80,753	(13,917)	66,836
Total assets	7,872,518	—	7,872,518	7,411,889	—	7,411,889

Income Statement
Interest income	241,895	(5,862)	236,033	199,995	(5,885)	194,110
Net interest income	205,380	(5,862)	199,518	181,690	(5,885)	175,805
Non–interest expense	149,063	(5,862)	143,201	139,279	(5,885)	133,394
Net income	93,408	—	93,408	87,091	—	87,091

Average Balance Sheet
Loans	3,828,090	17,047	3,845,137	3,626,033	13,421	3,639,454
Interest earning assets	6,960,360	17,047	6,977,407	6,021,740	13,421	6,035,161
Other assets	526,276	(17,047)	509,229	459,316	(13,421)	445,895
Total assets	$7,533,915	$—	$7,533,915	$6,514,251		$6,514,251

Other Financial Information
Average rate on loans	4.70%	(0.17)%	4.53%	4.47%	(0.17)%	4.30%
Average rate on interest earning assets	3.60	(0.10)	3.50	3.43	(0.10)	3.33
Net interest spread	2.93	(0.10)	2.83	3.03	(0.10)	2.93
Net interest margin	3.07	(0.09)	2.98	3.13	(0.10)	3.03
Efficiency ratio	58.96	(0.98)	57.98	58.12	(1.05)	57.07
Non–interest expense to average assets	1.98%	(0.08)%	1.90%	2.14%	(0.09)%	2.05%

Income Statement

Net income for the fourth quarter of 2022 was $21.2 million, or $0.48 diluted earnings per share, compared to $23.8 million, or $0.55, for the linked quarter and $21.4 million, or $0.49, for the prior year period.

The change in net income for the fourth quarter of 2022 when compared to the third quarter of 2022 reflects an increase in non–interest income of $486,000 and a decrease in non–interest expense of $1.1 million, offset by a decrease in net interest income of $3.1 million and an increase in credit loss expense of $532,000.

Non–interest expense of $35.7 million in the fourth quarter of 2022 reflected a $635,000 decrease in salaries and employee benefits, a $400,000 decrease in other expense, a $282,000 decrease in FDIC insurance expense and a $280,000 decrease in other losses, offset by a $345,000 increase in data processing expense and a $142,000 increase in professional fees from the linked quarter.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Net income for the fourth quarter of 2022 when compared to the same prior year period reflects a decrease in non–interest income of $2.2 million and an increase in credit loss expense of $2.0 million, offset by a decrease in non–interest expense of $2.2 million, a decrease in income tax expense of $1.4 million and an increase in net interest income of $305,000.

Net income for the year ended December 31, 2022 was $93.4 million, or $2.14 diluted earnings per share, compared to $87.1 million, or $1.98 diluted earnings per share, for the year ended December 31, 2021. Adjusted net income for the year ended December 31, 2022 was $92.8 million, or $2.13 diluted earnings per share, compared to $88.6 million, or $2.00 diluted earnings per share, for the year ended December 31, 2021. The increase in net income for the year ended December 31, 2022 when compared to the same prior year period reflects an increase in net interest income of $23.7 million and a decrease in income tax expense of $3.2 million, offset by an increase in non–interest expense of $9.8 million, a decrease in non–interest income of $10.5 million and an increase in credit loss expense of $268,000.

Net Interest Margin

Horizon’s net interest margin was 2.85% for the fourth quarter of 2022 compared to 3.04% for the third quarter. The decrease in net interest margin reflects an increase in the cost of interest bearing liabilities of 60 basis points, offset by an increase in the yield on interest earning assets of 42 basis points. Additionally, interest income from acquisition–related purchase accounting adjustments was $475,000 lower during the fourth quarter of 2022 when compared to the third quarter of 2022.

Horizon’s net interest margin decreased to 2.98% for the year ended December 31, 2022 compared to 3.03% for the same prior year period. The decrease in net interest margin reflects an increase in the cost of interest bearing liabilities of 27 basis points, offset by an increase in the yield on interest earning assets of 28 basis points.

Net interest margin, excluding acquisition–related purchase accounting adjustments (“adjusted net interest margin”), was 2.83% for the fourth quarter of 2022, compared to 2.99% for the linked quarter and 2.77% for the fourth quarter of 2021. Interest income from acquisition–related purchase accounting adjustments was $431,000, $906,000 and $1.8 million for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

The adjusted net interest margin was 2.93% for the year ended December 31, 2022 compared to 2.96% for the same prior year period. Interest income from acquisition–related purchase accounting adjustments was $3.5 million and $4.5 million for the year ended December 31, 2022 and 2021, respectively.

Lending Activity

Total loan balances were $4.16 billion, or $4.11 billion excluding PPP loans and sold commercial participation loans, on December 31, 2022 compared to $4.03 billion, or $3.98 billion excluding PPP loans and sold commercial participation loans, on September 30, 2022. During the three months ended December 31, 2022, commercial loans, excluding PPP loans and sold commercial participation loans, increased $63.8 million, consumer loans increased $48.6 million, residential mortgage loans increased $18.4 million, and loans held for sale increased $4.0 million, offset by a decrease in mortgage warehouse loans of $4.2 million.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	September 30,	QTD	QTD	Annualized
	2022	2022	$ Change	% Change	% Change
Commercial, excluding PPP loans and sold commercial participation loans	$2,416,249	$2,352,446	$63,803	2.7%	10.8%
PPP loans	217	315	(98)	(31.1)%	(123.4)%
Sold commercial participation loans	50,956	50,982	(26)	(0.1)%	(0.2)%
Residential mortgage	653,292	634,901	18,391	2.9%	11.5%
Consumer	967,755	919,198	48,557	5.3%	21.0%
Subtotal	4,088,469	3,957,842	130,627	3.3%	13.1%
Loans held for sale	5,807	1,852	3,955	213.6%	847.2%
Mortgage warehouse	69,529	73,690	(4,161)	(5.6)%	(22.4)%
Total loans	$4,163,805	$4,033,384	$130,421	3.2%	12.8%

Total loans, excluding PPP loans and sold commercial participation loans	$4,112,632	$3,982,087	$130,545	3.3%	13.0%

Loan Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	December 31,	YTD	YTD
	2022	2021	$ Change	% Change
Commercial, excluding PPP loans and sold commercial participation loans	$2,416,249	$2,131,644	$284,605	13.4%
PPP loans	217	25,844	(25,627)	(99.2)%
Sold commercial participation loans	50,956	56,457	(5,501)	(9.7)%
Residential mortgage	653,292	594,382	58,910	9.9%
Consumer	967,755	741,176	226,579	30.6%
Subtotal	4,088,469	3,549,503	538,966	15.2%
Loans held for sale	5,807	12,579	(6,772)	(53.8)%
Mortgage warehouse	69,529	109,031	(39,502)	(36.2)%
Total loans	$4,163,805	$3,671,113	$492,692	13.4%

Total loans, excluding PPP loans and sold commercial participation loans	$4,112,632	$3,588,812	$523,820	14.6%

Residential mortgage lending activity for the three months ended December 31, 2022 generated $1.2 million in income from the gain on sale of mortgage loans, decreasing $245,000 from the third quarter of 2022 and decreasing $3.0 million from the fourth quarter of 2021. Total mortgage origination volume for the fourth quarter of 2022, including loans placed into the portfolio, totaled $62.3 million, representing a decrease of 43.8% from third quarter 2022 levels, and a decrease of 58.6% from the fourth quarter of 2021. As a percentage of total mortgage loan originations, 8% of the volume was from refinancing and 92% was from new purchases during the fourth quarter of 2022. Total origination volume of loans sold to the secondary market totaled $23.0 million, compared to $50.2 million in the third quarter.

Gain on sale of mortgage loans and mortgage warehousing income was 3.2% of total revenue for the three months ended December 31, 2022, compared to 3.8% for the linked quarter and 8.8% for the three months ended December 31, 2021.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Deposit Activity

Total deposit balances of $5.86 billion on December 31, 2022 increased 0.5% compared to $5.83 billion on September 30, 2022, or 1.8% annualized.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	September 30,	QTD	QTD	Annualized
	2022	2022	$ Change	% Change	% Change
Non–interest bearing	$1,277,768	$1,315,155	$(37,387)	(2.8)%	(11.3)%
Interest bearing	3,582,891	3,736,798	(153,907)	(4.1)%	(16.3)%
Time deposits	997,115	778,885	218,230	28.0%	111.2%
Total deposits	$5,857,774	$5,830,838	$26,936	0.5%	1.8%

Total deposit balances of $5.86 billion on December 31, 2022 increased 0.9% compared to $5.80 billion on December 31, 2021.

Deposit Growth by Type
(Dollars in Thousands, Unaudited)
	December 31,	December 31,	YTD	YTD
	2022	2021	$ Change	% Change
Non–interest bearing	$1,277,768	$1,360,338	$(82,570)	(6.1)%
Interest bearing	3,582,891	3,711,767	(128,876)	(3.5)%
Time deposits	997,115	730,886	266,229	36.4%
Total deposits	$5,857,774	$5,802,991	$54,783	0.9%

Expense Management

Non–Interest Expense
(Dollars in Thousands, Unaudited)
	Three Months Ended
	December 31,	September 30,	QTD	QTD
Non–interest Expense	2022	2022	$ Change	% Change
Salaries and employee benefits	$19,978	$20,613	$(635)	(3.1)%
Net occupancy expenses	3,279	3,293	(14)	(0.4)%
Data processing	2,884	2,539	345	13.6%
Professional fees	694	552	142	25.7%
Outside services and consultants	2,985	2,855	130	4.6%
Loan expense	1,281	1,392	(111)	(8.0)%
FDIC insurance expense	388	670	(282)	(42.1)%
Other losses	118	398	(280)	(70.4)%
Other expense	4,104	4,504	(400)	(8.9)%
Total non–interest expense	$35,711	$36,816	$(1,105)	(3.0)%
Annualized non–interest expense to average assets	1.84%	1.91%

Total non–interest expense was $1.1 million lower in the fourth quarter of 2022 when compared to the third quarter of 2022. The decrease in expenses was primarily due to a decrease in salaries and employee benefits of $635,000 from lower commissions and health care costs, a decrease in other expense of $400,000, a decrease in FDIC insurance expense of $282,000 and a decrease in other losses of $280,000, offset by an increase in data processing of $345,000 and professional fees of $142,000.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Non–Interest Expense
(Dollars in Thousands, Unaudited)
	Three Months Ended
	December 31,			December 31,
	2022			2021			Adjusted
Non–interest Expense	Actual	Acquisition & Non–Recurring Expenses	Adjusted	Actual	Acquisition & Non–Recurring Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$19,978	$—	$19,978	$20,549	$(202)	$20,347	$(369)	(1.8)%
Net occupancy expenses	3,279	—	3,279	3,204	—	3,204	75	2.3%
Data processing	2,884	—	2,884	2,672	(1)	2,671	213	8.0%
Professional fees	694	—	694	562	(45)	517	177	34.2%
Outside services and consultants	2,985	—	2,985	2,197	(162)	2,035	950	46.7%
Loan expense	1,281	—	1,281	1,304	(83)	1,221	60	4.9%
FDIC insurance expense	388	—	388	798	(6)	792	(404)	(51.0)%
Other losses	118	—	118	1,925	(1,904)	21	97	461.9%
Other expense	4,104	—	4,104	4,660	(381)	4,279	(175)	(4.1)%
Total non–interest expense	$35,711	$—	$35,711	$37,871	$(2,784)	$35,087	$624	1.8%
Annualized non–interest expense to average assets	1.84%		1.84%	2.01%		1.87%

Total adjusted non–interest expense was $624,000 higher in the fourth quarter of 2022 when compared to the fourth quarter of 2021. The increase in expenses was primarily due to an increase in outside services and consultants of $950,000 and an increase in data processing of $213,000, offset by a decrease in salaries and employee benefits of $369,000, a decrease in FDIC insurance expense of $404,000 and a decrease in other expense of $175,000.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Non–Interest Expense
(Dollars in Thousands, Unaudited)
	Twelve Months Ended
	December 31,			December 31,
	2022			2021			Adjusted
Non–interest Expense	Actual	Acquisition & Non–Recurring Expenses	Adjusted	Actual	Acquisition & Non–Recurring Expenses	Adjusted	Amount Change	Percent Change
Salaries and employee benefits	$80,283	$—	$80,283	$74,051	$(227)	$73,824	$6,459	8.7%
Net occupancy expenses	13,323	—	13,323	12,541	(13)	12,528	795	6.3%
Data processing	10,567	—	10,567	9,962	(18)	9,944	623	6.3%
Professional fees	1,843	—	1,843	2,216	(149)	2,067	(224)	(10.8)%
Outside services and consultants	10,850	—	10,850	8,449	(750)	7,699	3,151	40.9%
Loan expense	5,411	—	5,411	5,492	(83)	5,409	2	—%
FDIC insurance expense	2,558	—	2,558	2,377	(6)	2,371	187	7.9%
Other losses	1,046	—	1,046	2,283	(5)	2,278	(1,232)	(54.1)%
Other expense	17,320	—	17,320	16,023	(2,574)	13,449	3,871	28.8%
Total non–interest expense	$143,201	$—	$143,201	$133,394	$(3,825)	$129,569	$13,632	10.5%
Annualized non–interest expense to average assets	1.90%		1.90%	2.05%		1.99%

Total adjusted non–interest expense was $13.6 million higher for the year ended December 31, 2022 when compared to the same prior year period. The year–over–increase was due to increases in salaries and employee benefits, outside services and consultants, other expense, net occupancy expenses and data processing, offset by a decrease in other losses.
Annualized non–interest expense as a percent of average assets was 1.84%, 1.91% and 2.01% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively. Annualized non–interest expense, excluding acquisition expenses and non–recurring ESOP settlement expenses, as a percent of average assets was 1.84%, 1.91% and 1.87% for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Annualized non–interest expense as a percent of average assets was 1.90% and 2.05% for the year ended December 31, 2022 and 2021, respectively. Annualized non–interest expense, excluding acquisition expenses and non–recurring ESOP settlement expenses, as a percentage of average assets was 1.90% and 1.99% for the year ended December 31, 2022 and 2021, respectively.

Income tax expense totaled $2.6 million for the fourth quarter of 2022, $2.0 million for the third quarters of 2022 and $4.1 million for the fourth quarter of 2021.

Income tax expense totaled $12.2 million for the year ended December 31, 2022, a decrease of $3.2 million when compared to the year ended December 31, 2021. The decrease in income tax expense was primarily due to an increase income tax credits received during 2022.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Capital

The capital resources of the Company and the Bank exceeded regulatory capital ratios for “well capitalized” banks at December 31, 2022. Stockholders’ equity totaled $677.4 million at December 31, 2022 and the ratio of average stockholders’ equity to average assets was 9.07% for the twelve months ended December 31, 2022.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of December 31, 2022.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk–weighted assets)
Consolidated	$782,705	14.48%	$432,525	8.00%	$567,688	10.50%	N/A	N/A
Bank	734,578	13.59%	432,413	8.00%	567,542	10.50%	$540,516	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	736,150	13.62%	324,393	6.00%	459,557	8.50%	N/A	N/A
Bank	686,069	12.69%	324,310	6.00%	459,439	8.50%	432,413	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	616,231	11.40%	243,295	4.50%	378,459	7.00%	N/A	N/A
Bank	686,069	12.69%	243,232	4.50%	378,361	7.00%	351,336	6.50%
Tier 1 capital (to average assets)
Consolidated	736,150	10.23%	287,867	4.00%	287,867	4.00%	N/A	N/A
Bank	686,069	9.55%	287,262	4.00%	287,262	4.00%	359,077	5.00%

Tangible book value per common share (“TBVPS”) declined $0.99 during the twelve months ended December 31, 2022 to $11.59, as unrealized net losses on securities available for sale (“AFS”) of $2.71 per common share, reduced accumulated other comprehensive income (“AOCI”) by $118.0 million during the twelve months ended December 31, 2022..
Liquidity

The Bank maintains a stable base of core deposits provided by long–standing relationships with individuals and local businesses. These deposits are the principal source of liquidity, while other sources of liquidity for Horizon include earnings, loan repayments, investment security sales and maturities, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). At December 31, 2022, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $438.0 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank also had approximately $2.1 billion of unpledged investment securities at December 31, 2022. Total available liquidity was $2.7 billion at December 31, 2022.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; continuing risks and uncertainties relating to the COVID–19 pandemic and government responses thereto; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov).risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10–K and its quarterly reports on Form 10–Q. Further, statements about the effects of the COVID–19 pandemic on our business, operations, financial performance, and prospects may constitute forward–looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward–looking statements due to factors and future developments that are uncertain, unpredictable, and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, third parties, and us. Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Financial Highlights
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Balance sheet:
Total assets	$7,872,518	$7,718,695	$7,640,936	$7,420,328	$7,374,903
Interest earning deposits & federal funds sold	12,233	7,302	5,646	20,827	502,364
Interest earning time deposits	2,812	2,814	3,799	4,046	4,782
Investment securities	3,020,306	3,017,191	3,093,792	3,118,641	2,713,255
Commercial loans	2,467,422	2,403,743	2,363,991	2,259,327	2,213,945
Mortgage warehouse loans	69,529	73,690	116,488	105,118	109,031
Residential mortgage loans	653,292	634,901	608,582	593,372	594,382
Consumer loans	967,755	919,198	866,819	768,854	741,176
Total loans	4,157,998	4,031,532	3,955,880	3,726,671	3,658,534
Earning assets	7,225,833	7,087,368	7,088,737	6,898,208	6,878,968
Non–interest bearing deposit accounts	1,277,768	1,315,155	1,328,213	1,325,570	1,360,338
Interest bearing transaction accounts	3,582,891	3,736,798	3,760,890	3,782,644	3,711,767
Time deposits	997,115	778,885	756,482	743,283	730,886
Total deposits	5,857,774	5,830,838	5,845,585	5,851,497	5,802,991
Borrowings	1,142,949	1,048,091	959,222	728,664	712,739
Subordinated notes	58,896	58,860	58,823	58,786	58,750
Junior subordinated debentures issued to capital trusts	57,027	56,966	56,907	56,850	56,785
Total stockholders’ equity	677,375	644,993	657,865	677,450	723,209

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Income statement:
Net interest income	$48,782	$51,861	$52,044	$46,831	$48,477
Credit loss expense (recovery)	(69)	(601)	240	(1,386)	(2,071)
Non–interest income	10,674	10,188	12,434	14,155	12,828
Non–interest expense	35,711	36,816	35,404	35,270	37,871
Income tax expense	2,649	2,013	3,975	3,539	4,080
Net income	$21,165	$23,821	$24,859	$23,563	$21,425

Per share data:
Basic earnings per share	$0.49	$0.55	$0.57	$0.54	$0.49
Diluted earnings per share	0.48	0.55	0.57	0.54	0.49
Cash dividends declared per common share	0.16	0.16	0.16	0.15	0.15
Book value per common share	15.55	14.80	15.10	15.55	16.61
Tangible book value per common share	11.59	10.82	11.11	11.54	12.58
Market value – high	20.00	20.59	19.21	23.45	21.14
Market value – low	$14.51	$16.74	$16.72	$18.67	$18.01
Weighted average shares outstanding – Basis	43,574,151	43,573,370	43,572,796	43,554,713	43,534,298
Weighted average shares outstanding – Diluted	43,667,954	43,703,793	43,684,691	43,734,556	43,733,416

Key ratios:
Return on average assets	1.09%	1.24%	1.33%	1.31%	1.14%
Return on average common stockholders’ equity	12.72	13.89	14.72	13.34	11.81
Net interest margin	2.85	3.04	3.13	2.90	2.87
Allowance for credit losses to total loans	1.21	1.27	1.32	1.41	1.48
Average equity to average assets	8.55	8.91	9.06	9.79	9.64
Efficiency ratio	60.06	59.33	54.91	57.83	61.77
Annualized non–interest expense to average assets	1.84	1.91	1.90	1.95	2.01
Bank only capital ratios:
Tier 1 capital to average assets	9.55	8.84	8.85	8.83	8.50
Tier 1 capital to risk weighted assets	12.69	12.74	12.87	13.23	13.69
Total capital to risk weighted assets	13.59	13.65	13.83	14.25	14.72

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Twelve Months Ended
	December 31,	December 31,
	2022	2021
Income statement:
Net interest income	$199,518	$175,805
Credit loss expense (recovery)	(1,816)	(2,084)
Non–interest income	47,451	57,952
Non–interest expense	143,201	133,394
Income tax expense	12,176	15,356
Net income	$93,408	$87,091

Per share data:
Basic earnings per share	$2.14	$1.99
Diluted earnings per share	2.14	1.98
Cash dividends declared per common share	0.63	0.56
Book value per common share	15.55	16.61
Tangible book value per common share	11.59	12.58
Market value – high	23.45	21.14
Market value – low	$14.51	$15.43
Weighted average shares outstanding – Basis	43,568,823	43,802,733
Weighted average shares outstanding – Diluted	43,699,734	43,955,280

Key ratios:
Return on average assets	1.24%	1.34%
Return on average common stockholders’ equity	13.66	12.23
Net interest margin	2.98	3.03
Allowance for credit losses to total loans	1.21	1.48
Average equity to average assets	9.07	10.93
Efficiency ratio	57.98	57.07
Annualized non–interest expense to average assets	1.90	2.05
Bank only capital ratios:
Tier 1 capital to average assets	9.55	8.50
Tier 1 capital to risk weighted assets	12.69	13.69
Total capital to risk weighted assets	13.59	14.72

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Loan data:
Substandard loans	$56,194	$57,932	$59,377	$57,928	$56,968
30 to 89 days delinquent	10,709	6,970	6,739	6,358	8,536

Non–performing loans:
90 days and greater delinquent – accruing interest	92	193	210	107	145
Trouble debt restructures – accruing interest	2,570	2,529	2,535	2,372	2,391
Trouble debt restructures – non–accrual	1,548	1,665	1,345	1,501	1,521
Non–accrual loans	17,630	14,771	16,116	16,133	14,962
Total non–performing loans	$21,840	$19,158	$20,206	$20,113	$19,019
Non–performing loans to total loans	0.52%	0.47%	0.51%	0.54%	0.52%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Commercial	$32,445	$33,806	$34,802	$37,789	$40,775
Residential mortgage	5,577	5,137	4,422	4,351	3,856
Mortgage warehouse	1,020	1,024	1,067	1,055	1,059
Consumer	11,422	11,402	12,059	9,313	8,596
Total	$50,464	$51,369	$52,350	$52,508	$54,286

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Commercial	$(94)	$51	$(75)	$38	$926
Residential mortgage	(8)	(75)	40	(10)	126
Mortgage warehouse	—	—	—	—	—
Consumer	387	162	319	108	360
Total	$285	$138	$284	$136	$1,412
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.01%	0.00%	0.01%	0.00%	0.04%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Commercial	$9,330	$7,199	$8,008	$7,844	$7,509
Residential mortgage	8,123	8,047	8,469	8,584	8,005
Mortgage warehouse	—	—	—	—	—
Consumer	4,387	3,912	3,729	3,685	3,505
Total	$21,840	$19,158	$20,206	$20,113	$19,019
Non–performing loans to total loans	0.52%	0.47%	0.51%	0.54%	0.52%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Commercial	$1,881	$3,206	$1,414	$2,245	$2,861
Residential mortgage	107	22	—	170	695
Mortgage warehouse	—	—	—	—	—
Consumer	152	14	58	5	5
Total	$2,140	$3,242	$1,472	$2,420	$3,561

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$4,023	$34	3.35%	$654,225	$251	0.15%
Interest earning deposits	8,233	48	2.31%	22,537	32	0.56%
Investment securities – taxable	1,655,728	8,703	2.09%	1,405,689	6,208	1.75%
Investment securities – non–taxable (1)	1,385,340	7,543	2.73%	1,224,911	6,456	2.65%
Loans receivable (2) (3)	4,038,656	50,859	5.02%	3,644,688	39,672	4.34%
Total interest earning assets	7,091,980	67,187	3.88%	6,952,050	52,619	3.11%
Non–interest earning assets
Cash and due from banks	96,835			102,273
Allowance for credit losses	(51,323)			(56,540)
Other assets	580,874			463,560
Total average assets	$7,718,366			$7,461,343

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,555,887	$10,520	0.92%	$4,543,989	$1,663	0.15%
Borrowings	850,236	5,729	2.67%	525,638	1,025	0.77%
Repurchase agreements	141,676	311	0.87%	137,868	36	0.10%
Subordinated notes	58,874	881	5.94%	58,728	881	5.95%
Junior subordinated debentures issued to capital trusts	56,988	964	6.71%	56,745	537	3.75%
Total interest bearing liabilities	5,663,661	18,405	1.29%	5,322,968	4,142	0.31%
Non–interest bearing liabilities
Demand deposits	1,321,139			1,366,621
Accrued interest payable and other liabilities	73,378			52,111
Stockholders’ equity	660,188			719,643
Total average liabilities and stockholders’ equity	$7,718,366			$7,461,343

Net interest income / spread		$48,782	2.59%		$48,477	2.80%
Net interest income as a percent of average interest earning assets (1)			2.85%			2.87%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$62,211	$165	0.27%	$398,528	$535	0.13%
Interest earning deposits	13,596	141	1.04%	25,993	160	0.62%
Investment securities – taxable	1,700,418	33,202	1.95%	884,244	14,437	1.63%
Investment securities – non–taxable (1)	1,356,045	29,025	2.71%	1,086,942	23,246	2.71%
Loans receivable (2) (3)	3,845,137	173,500	4.53%	3,639,454	155,732	4.30%
Total interest earning assets	6,977,407	236,033	3.50%	6,035,161	194,110	3.33%
Non–interest earning assets
Cash and due from banks	99,885			89,993
Allowance for credit losses	(52,606)			(56,798)
Other assets	509,229			445,895
Total average assets	$7,533,915			$6,514,251

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,513,668	$17,809	0.39%	$3,897,750	$7,867	0.20%
Borrowings	696,584	11,938	1.71%	425,214	4,546	1.07%
Repurchase agreements	141,048	527	0.37%	123,675	155	0.13%
Subordinated notes	58,819	3,522	5.99%	58,672	3,522	6.00%
Junior subordinated debentures issued to capital trusts	56,899	2,719	4.78%	56,657	2,215	3.91%
Total interest bearing liabilities	5,467,018	36,515	0.67%	4,561,968	18,305	0.40%
Non–interest bearing liabilities
Demand deposits	1,332,937			1,188,275
Accrued interest payable and other liabilities	50,330			51,886
Stockholders’ equity	683,630			712,122
Total average liabilities and stockholders’ equity	$7,533,915			$6,514,251

Net interest income / spread		$199,518	2.83%		$175,805	2.93%
Net interest income as a percent of average interest earning assets (1)			2.98%			3.03%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	December 31, 2022	December 31, 2021
	(Unaudited)
Assets
Cash and due from banks	$123,505	$593,508
Interest earning time deposits	2,812	4,782
Investment securities, available for sale	997,558	1,160,812
Investment securities, held to maturity (fair value $1,681,309 and $1,559,991)	2,022,748	1,552,443
Loans held for sale	5,807	12,579
Loans, net of allowance for credit losses of $50,464 and $54,286	4,107,534	3,604,248
Premises and equipment, net	92,677	93,441
Federal Home Loan Bank stock	26,677	24,440
Goodwill	155,211	154,572
Other intangible assets	17,239	20,941
Interest receivable	35,294	26,137
Cash value of life insurance	146,175	97,150
Other assets	139,281	66,836
Total assets	$7,872,518	$7,411,889

Liabilities
Deposits
Non–interest bearing	$1,277,768	$1,360,338
Interest bearing	4,580,006	4,442,653
Total deposits	5,857,774	5,802,991
Borrowings	1,142,949	712,739
Subordinated notes	58,896	58,750
Junior subordinated debentures issued to capital trusts	57,027	56,785
Interest payable	5,380	2,235
Other liabilities	73,117	55,180
Total liabilities	7,195,143	6,688,680
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued and Outstanding 43,937,889 and 43,811,421 shares	—	—
Additional paid–in capital	354,188	352,122
Retained earnings	429,385	363,742
Accumulated other comprehensive income	(106,198)	7,345
Total stockholders’ equity	677,375	723,209
Total liabilities and stockholders’ equity	$7,872,518	$7,411,889

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Interest income
Loans receivable	$50,859	$45,517	$40,585	$36,539	$39,672
Investment securities – taxable	8,785	8,501	8,716	7,506	6,491
Investment securities – non–taxable	7,543	7,478	7,307	6,697	6,456
Total interest income	67,187	61,496	56,608	50,742	52,619
Interest expense
Deposits	10,520	4,116	1,677	1,496	1,663
Borrowed funds	6,040	3,895	1,450	1,080	1,061
Subordinated notes	881	880	881	880	881
Junior subordinated debentures issued to capital trusts	964	744	556	455	537
Total interest expense	18,405	9,635	4,564	3,911	4,142
Net interest income	48,782	51,861	52,044	46,831	48,477
Credit loss expense (recovery)	(69)	(601)	240	(1,386)	(2,071)
Net interest income after credit loss expense (recovery)	48,851	52,462	51,804	48,217	50,548
Non–interest Income
Service charges on deposit accounts	2,947	3,023	2,833	2,795	2,510
Wire transfer fees	118	148	170	159	205
Interchange fees	2,951	3,089	3,582	2,780	3,082
Fiduciary activities	1,270	1,203	1,405	1,503	1,591
Gain on sale of mortgage loans	1,196	1,441	2,501	2,027	4,167
Mortgage servicing income net of impairment	637	355	319	3,489	300
Increase in cash value of bank owned life insurance	751	814	519	510	547
Death benefit on bank owned life insurance	—	—	644	—	—
Other income	804	115	461	892	426
Total non–interest income	10,674	10,188	12,434	14,155	12,828
Non–interest expense
Salaries and employee benefits	19,978	20,613	19,957	19,735	20,549
Net occupancy expenses	3,279	3,293	3,190	3,561	3,204
Data processing	2,884	2,539	2,607	2,537	2,672
Professional fees	694	552	283	314	562
Outside services and consultants	2,985	2,855	2,485	2,525	2,197
Loan expense	1,281	1,392	1,533	1,205	1,304
FDIC insurance expense	388	670	775	725	798
Other losses	118	398	362	168	1,925
Other expenses	4,104	4,504	4,212	4,500	4,660
Total non–interest expense	35,711	36,816	35,404	35,270	37,871
Income before income taxes	23,814	25,834	28,834	27,102	25,505
Income tax expense	2,649	2,013	3,975	3,539	4,080
Net income	$21,165	$23,821	$24,859	$23,563	$21,425
Basic earnings per share	$0.49	$0.55	$0.57	$0.54	$0.49
Diluted earnings per share	0.48	0.55	0.57	0.54	0.49

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Twelve Months Ended
	December 31,	December 31,
	2022	2021
Interest income
Loans receivable	$173,500	$155,732
Investment securities – taxable	33,508	15,132
Investment securities – non–taxable	29,025	23,246
Total interest income	236,033	194,110
Interest expense
Deposits	17,809	7,867
Borrowed funds	12,465	4,701
Subordinated notes	3,522	3,522
Junior subordinated debentures issued to capital trusts	2,719	2,215
Total interest expense	36,515	18,305
Net interest income	199,518	175,805
Credit loss expense (recovery)	(1,816)	(2,084)
Net interest income after credit loss expense (recovery)	201,334	177,889
Non–interest Income
Service charges on deposit accounts	11,598	9,192
Wire transfer fees	595	892
Interchange fees	12,402	10,901
Fiduciary activities	5,381	7,419
Gains / (losses) on sale of investment securities	—	914
Gain on sale of mortgage loans	7,165	19,163
Mortgage servicing income net of impairment	4,800	2,352
Increase in cash value of bank owned life insurance	2,594	2,094
Death benefit on bank owned life insurance	644	783
Other income	2,272	4,242
Total non–interest income	47,451	57,952
Non–interest expense
Salaries and employee benefits	80,283	74,051
Net occupancy expenses	13,323	12,541
Data processing	10,567	9,962
Professional fees	1,843	2,216
Outside services and consultants	10,850	8,449
Loan expense	5,411	5,492
FDIC insurance expense	2,558	2,377
Other losses	1,046	2,283
Other expenses	17,320	16,023
Total non–interest expense	143,201	133,394
Income before income taxes	105,584	102,447
Income tax expense	12,176	15,356
Net income	$93,408	$87,091
Basic earnings per share	$2.14	$1.99
Diluted earnings per share	2.14	1.98

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, pre–tax, pre–provision income, net interest margin, tangible stockholders’ equity, tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity and the return on average tangible equity. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Net income as reported	$21,165	$23,821	$24,859	$23,563	$21,425	$93,408	$87,091
Acquisition expenses	—	—	—	—	884	—	1,925
Tax effect	—	—	—	—	(184)	—	(401)
Net income excluding acquisition expenses	21,165	23,821	24,859	23,563	22,125	93,408	88,615
Credit loss expense acquired loans	—	—	—	—	—	—	2,034
Tax effect	—	—	—	—	—	—	(427)
Net income excluding credit loss expense acquired loans	21,165	23,821	24,859	23,563	22,125	93,408	90,222
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(2,329)
Tax effect	—	—	—	—	—	—	489
Net income excluding gain on sale of ESOP trustee accounts	21,165	23,821	24,859	23,563	22,125	93,408	88,382
ESOP settlement expenses	—	—	—	—	1,900	—	1,900
Tax effect	—	—	—	—	(315)	—	(315)
Net income excluding ESOP settlement expenses	21,165	23,821	24,859	23,563	23,710	93,408	89,967
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Tax effect	—	—	—	—	—	—	192
Net income excluding (gain) / loss on sale of investment securities	21,165	23,821	24,859	23,563	23,710	93,408	89,245
Death benefit on bank owned life insurance (“BOLI”)	—	—	(644)	—	—	(644)	(783)
Net income excluding death benefit on BOLI	21,165	23,821	24,215	23,563	23,710	92,764	88,462
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Tax effect	—	—	—	—	—	—	(26)
Net income excluding prepayment penalties on borrowings	21,165	23,821	24,215	23,563	23,710	92,764	88,561
Adjusted net income	$21,165	$23,821	$24,215	$23,563	$23,710	$92,764	$88,561

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Diluted earnings per share (“EPS”) as reported	$0.48	$0.55	$0.57	$0.54	$0.49	$2.14	$1.98
Acquisition expenses	—	—	—	—	0.02	—	0.04
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding acquisition expenses	0.48	0.55	0.57	0.54	0.51	2.14	2.02
Credit loss expense acquired loans	—	—	—	—	—	—	0.05
Tax effect	—	—	—	—	—	—	(0.01)
Diluted EPS excluding credit loss expense acquired loans	0.48	0.55	0.57	0.54	0.51	2.14	2.06
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(0.05)
Tax effect	—	—	—	—	—	—	0.01
Diluted EPS excluding gain on sale of ESOP trustee accounts	0.48	0.55	0.57	0.54	0.51	2.14	2.02
ESOP settlement expenses	—	—	—	—	0.04	—	0.04
Tax effect	—	—	—	—	(0.01)	—	(0.01)
Diluted EPS excluding ESOP settlement expenses	0.48	0.55	0.57	0.54	0.54	2.14	2.05
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.02)
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.48	0.55	0.57	0.54	0.54	2.14	2.03
Death benefit on bank owned life insurance (“BOLI”)	—	—	(0.01)	—	—	(0.01)	(0.03)
Diluted EPS excluding death benefit on BOLI	0.48	0.55	0.56	0.54	0.54	2.13	2.00
Prepayment penalties on borrowings	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding prepayment penalties on borrowings	0.48	0.55	0.56	0.54	0.54	2.13	2.00
Adjusted diluted EPS	$0.48	$0.55	$0.56	$0.54	$0.54	$2.13	$2.00

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Pre–tax income	$23,814	$25,834	$28,834	$27,102	$25,505	$105,584	$102,447
Credit loss expense	(69)	(601)	240	(1,386)	(2,071)	(1,816)	(2,084)
Pre–tax, pre–provision income	$23,745	$25,233	$29,074	$25,716	$23,434	$103,768	$100,363

Pre–tax, pre–provision income	$23,745	$25,233	$29,074	$25,716	$23,434	$103,768	$100,363
Acquisition expenses	—	—	—	—	884	—	1,925
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(2,329)
ESOP settlement expenses	—	—	—	—	1,900	—	1,900
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Death benefit on BOLI	—	—	(644)	—	—	(644)	(783)
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Adjusted pre–tax, pre–provision income	$23,745	$25,233	$28,430	$25,716	$26,218	$103,124	$100,162

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Net interest income as reported	$48,782	$51,861	$52,044	$46,831	$48,477	$199,518	$175,805
Average interest earning assets	7,091,980	7,056,208	6,943,633	6,814,756	6,952,050	6,977,407	6,035,161
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	2.85%	3.04%	3.13%	2.90%	2.87%	2.98%	3.03%

Net interest income as reported	$48,782	$51,861	$52,044	$46,831	$48,477	$199,518	$175,805
Acquisition–related purchase accounting adjustments (“PAUs”)	(431)	(906)	(1,223)	(916)	(1,819)	(3,476)	(4,503)
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Adjusted net interest income	$48,351	$50,955	$50,821	$45,915	$46,658	$196,042	$171,302
Adjusted net interest margin	2.83%	2.99%	3.06%	2.85%	2.77%	2.93%	2.96%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Total stockholders’ equity	$677,375	$644,993	$657,865	$677,450	$723,209
Less: Intangible assets	172,450	173,375	173,662	174,588	175,513
Total tangible stockholders’ equity	$504,925	$471,618	$484,203	$502,862	$547,696
Common shares outstanding	43,574,151	43,574,151	43,572,796	43,572,796	43,547,942
Book value per common share	$15.55	$14.80	$15.10	$15.55	$16.61
Tangible book value per common share	$11.59	$10.82	$11.11	$11.54	$12.58

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Non–interest expense as reported	$35,711	$36,816	$35,404	$35,270	$37,871	$143,201	$133,394
Net interest income as reported	48,782	51,861	52,044	46,831	48,477	199,518	175,805
Non–interest income as reported	$10,674	$10,188	$12,434	$14,155	$12,828	$47,451	$57,952
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	60.06%	59.33%	54.91%	57.83%	61.77%	57.98%	57.07%

Non–interest expense as reported	$35,711	$36,816	$35,404	$35,270	$37,871	$143,201	$133,394
Acquisition expenses	—	—	—	—	(884)	—	(1,925)
ESOP settlement expenses	—	—	—	—	(1,900)	—	(1,900)
Non–interest expense excluding acquisition expenses and ESOP settlement expenses	35,711	36,816	35,404	35,270	35,087	143,201	129,569
Net interest income as reported	48,782	51,861	52,044	46,831	48,477	199,518	175,805
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Net interest income excluding prepayment penalties on borrowings	48,782	51,861	52,044	46,831	48,477	199,518	175,930
Non–interest income as reported	10,674	10,188	12,434	14,155	12,828	47,451	57,952
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(2,329)
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Death benefit on BOLI	—	—	(644)	—	—	(644)	(783)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$10,674	$10,188	$11,790	$14,155	$12,828	$46,807	$53,926
Adjusted efficiency ratio	60.06%	59.33%	55.46%	57.83%	57.23%	58.13%	56.37%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Average assets	$7,718,366	$7,635,102	$7,476,238	$7,319,675	$7,461,343	$7,533,915	$6,514,251
Return on average assets (“ROAA”) as reported	1.09%	1.24%	1.33%	1.31%	1.14%	1.24%	1.34%
Acquisition expenses	—	—	—	—	0.05	—	0.03
Tax effect	—	—	—	—	(0.01)	—	(0.01)
ROAA excluding acquisition expenses	1.09	1.24	1.33	1.31	1.18	1.24	1.36
Credit loss expense acquired loans	—	—	—	—	—	—	0.03
Tax effect	—	—	—	—	—	—	(0.01)
ROAA excluding credit loss expense on acquired loans	1.09	1.24	1.33	1.31	1.18	1.24	1.38
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(0.04)
Tax effect	—	—	—	—	—	—	0.01
ROAA excluding gain on sale of ESOP trustee accounts	1.09	1.24	1.33	1.31	1.18	1.24	1.35
ESOP settlement expenses	—	—	—	—	0.10	—	0.03
Tax effect	—	—	—	—	(0.02)	—	—
ROAA excluding ESOP settlement expenses	1.09	1.24	1.33	1.31	1.26	1.24	1.38
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.01)
Tax effect	—	—	—	—	—	—	—
ROAA excluding (gain) / loss on sale of investment securities	1.09	1.24	1.33	1.31	1.26	1.24	1.37
Death benefit on BOLI	—	—	(0.03)	—	—	(0.01)	(0.01)
ROAA excluding death benefit on BOLI	1.09	1.24	1.30	1.31	1.26	1.23	1.36
Prepayment penalties on borrowings	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—
ROAA excluding prepayment penalties on borrowings	1.09	1.24	1.30	1.31	1.26	1.23	1.36
Adjusted ROAA	1.09%	1.24%	1.30%	1.31%	1.26%	1.23%	1.36%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Average common equity	$660,188	$680,376	$677,299	$716,341	$719,643	$683,630	$712,122
Return on average common equity (“ROACE”) as reported	12.72%	13.89%	14.72%	13.34%	11.81%	13.66%	12.23%
Acquisition expenses	—	—	—	—	0.49	—	0.27
Tax effect	—	—	—	—	(0.10)	—	(0.06)
ROACE excluding acquisition expenses	12.72	13.89	14.72	13.34	12.20	13.66	12.44
Credit loss expense acquired loans	—	—	—	—	—	—	0.29
Tax effect	—	—	—	—	—	—	(0.06)
ROACE excluding credit loss expense acquired loans	12.72	13.89	14.72	13.34	12.20	13.66	12.67
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(0.33)
Tax effect	—	—	—	—	—	—	0.07
ROACE excluding gain on sale of ESOP trustee accounts	12.72	13.89	14.72	13.34	12.20	13.66	12.41
ESOP settlement expenses	—	—	—	—	1.05	—	0.27
Tax effect	—	—	—	—	(0.17)	—	(0.04)
ROACE excluding ESOP settlement expenses	12.72	13.89	14.72	13.34	13.08	13.66	12.64
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.13)
Tax effect	—	—	—	—	—	—	0.03
ROACE excluding (gain) / loss on sale of investment securities	12.72	13.89	14.72	13.34	13.08	13.66	12.54
Death benefit on BOLI	—	—	(0.38)	—	—	(0.09)	(0.11)
ROACE excluding death benefit on BOLI	12.72	13.89	14.34	13.34	13.08	13.57	12.43
Prepayment penalties on borrowings	—	—	—	—	—	—	0.02
Tax effect	—	—	—	—	—	—	—
ROACE excluding prepayment penalties on borrowings	12.72%	13.89%	14.34%	13.34%	13.08%	13.57%	12.45%
Adjusted ROACE	12.72%	13.89%	14.34%	13.34%	13.08%	13.57%	12.45%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2022	2022	2022	2022	2021	2022	2021
Average tangible equity	$660,188	$680,376	$677,299	$716,341	$719,643	$683,630	$712,122
Less: Average intangible assets	173,050	173,546	175,321	176,356	179,594	174,003	175,811
Average tangible equity	$487,138	$506,830	$501,978	$539,985	$540,049	$509,627	$536,311
Return on average tangible equity (“ROATE”) as reported	17.24%	18.65%	19.86%	17.70%	15.74%	18.33%	16.24%
Acquisition expenses	—	—	—	—	0.65	—	0.36
Tax effect	—	—	—	—	(0.14)	—	(0.08)
ROATE excluding acquisition expenses	17.24	18.65	19.86	17.70	16.25	18.33	16.52
Credit loss expense acquired loans	—	—	—	—	—	—	0.38
Tax effect	—	—	—	—	—	—	(0.08)
ROATE excluding credit loss expense acquired loans	17.24	18.65	19.86	17.70	16.25	18.33	16.82
Gain on sale of ESOP trustee accounts	—	—	—	—	—	—	(0.43)
Tax effect	—	—	—	—	—	—	0.10
ROATE excluding gain on sale of ESOP trustee accounts	17.24	18.65	19.86	17.70	16.25	18.33	16.49
ESOP settlement expenses	—	—	—	—	1.40	—	0.35
Tax effect	—	—	—	—	(0.23)	—	(0.06)
ROATE excluding ESOP settlement expenses	17.24	18.65	19.86	17.70	17.42	18.33	16.78
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.17)
Tax effect	—	—	—	—	—	—	0.04
ROATE excluding (gain) / loss on sale of investment securities	17.24	18.65	19.86	17.70	17.42	18.33	16.65
Death benefit on BOLI	—	—	(0.51)	—	—	(0.13)	(0.15)
ROATE excluding death benefit on BOLI	17.24	18.65	19.35	17.70	17.42	18.20	16.50
Prepayment penalties on borrowings	—	—	—	—	—	—	0.02
Tax effect	—	—	—	—	—	—	(0.01)
ROATE excluding prepayment penalties on borrowings	17.24%	18.65%	19.35%	17.70%	17.42%	18.20%	16.51%
Adjusted ROATE	17.24%	18.65%	19.35%	17.70%	17.42%	18.20%	16.51%

Horizon Bancorp, Inc. Announces Record Earnings for 2022 and Fourth Quarter Results
Earnings Conference Call

As previously announced, Horizon will host a conference call to review its fourth quarter and full year 2022 financial results and operating performance.

Participants may access the live conference call on January 26, 2023 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 1–412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through February 2, 2023. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 1–412–317–0088 from other international locations, and entering the access code 9666758.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion–asset bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.